EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Amendment No. 1 on Form S-3 Registration Statement of our report dated February 23, 2000, with respect to our audit of the financial statements included in ObjectSoft Corporation's Annual Report (Form 10-KSB) for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts".



 /s/  Richard A. Eisner & Company, LLP
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 RICHARD A. EISNER & COMPANY, LLP


 Florham Park, New Jersey
 October 17, 2000